UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

4D Molecular Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39782	47-3506994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street #455
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 505-2680

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FDMT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

As of December 31, 2025, 4D Molecular Therapeutics, Inc. (the “Company”) estimates that it had approximately $514 million in cash, cash equivalents and marketable securities. This estimate of its cash, cash equivalents and marketable securities balance is preliminary and subject to completion of its financial closing procedures, including the completion of management’s reviews. Accordingly, the unaudited preliminary cash, cash equivalents and marketable securities balance set forth above reflects its preliminary estimate with respect to such information, based on information currently available to management, and may vary from its actual financial position as of December 31, 2025. Further, this preliminary estimate is not a comprehensive statement or estimate of its financial results or financial condition as of December 31, 2025.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of President and Chief Operating Officer

On December 31, 2025, in connection with his transition to a new part-time employment position, Fariborz Kamal, Ph.D., resigned as President and Chief Operating Officer of the Company effective immediately to pursue other opportunities.

Dr. Kamal has agreed to transition to a part-time employment position as Chief Technical Advisor to the Company to, among other things, assist in the transition of his responsibilities. Dr. Kamal’s departure is not the result of any disagreement regarding the Company’s operations, corporate outlook, policies, practices, or any other matter.

(c) Appointment of President

Effective January 1, 2026, following the resignation of Dr. Kamal as President, the Board of Directors of the Company (the “Board”) appointed David Kirn, M.D., the Company’s current Chief Executive Officer, as the President and Chief Executive Officer of the Company.

There is no arrangement or understanding between Dr. Kirn and any other person, pursuant to which he was appointed as President of the Company. The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K relating to Dr. Kirn is incorporated herein by reference to the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2025 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 29, 2025, under the captions Executive Officers, Proposal No. 1 Election of Directors—Director Continuing in Office Until the 2027 Annual Meeting of Stockholders, Corporate Governance—Independence of the Board of Directors and Certain Relationships and Related Party Transactions.

(d) Appointment of New Director

Effective as of January 5, 2026, the Board appointed Glenn Sblendorio to the Board as a Class I director, to serve for a term expiring at the Company’s 2027 annual meeting of stockholders. Also effective as of January 5, 2026, the Board appointed Mr. Sblendorio to serve as a member of the Compensation Committee of the Board and the Science and Technology Committee of the Board.

Mr. Sblendorio most recently was Chief Executive Officer and member of the Board of Directors of IVERIC bio, Inc., a biopharmaceutical company, from July 2017 to its acquisition by Astellas Pharma, Inc. in July 2023. Prior to IVERIC, Mr. Sblendorio was President and Chief Financial Officer of The Medicines Company from March 2006 through March 2016 and was a member of the Board of Directors of the Medicines Company from July 2011 through December 31, 2015. Before joining The Medicines Company, Mr. Sblendorio was Executive Vice President and Chief Financial Officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. In addition, from 1998 through 2000, Mr. Sblendorio served as a Managing Director of MPM Capital Advisors. Mr. Sblendorio currently serves as Chair of the Board of Directors of Mineralys Therapeutics, Inc. and a member of the Board of Directors of Amicus Therapeutics, Inc. Previously, he served as a member of the Board of Directors of Intercept Pharmaceuticals, Inc. until it was acquired in November 2023. Mr. Sblendorio received his B.B.A. from Pace University, his M.B.A. from Fairleigh Dickinson University and is a graduate of the Harvard Advanced Management Program.

Upon the effectiveness of his appointment, in accordance with the Company’s non-employee director compensation policy (the “Director Compensation Program”), Mr. Sblendorio was automatically granted an option to purchase 45,000 shares of the Company’s common stock (the “Initial Option”) pursuant to the Company’s 2020 Incentive Award Plan (the “2020 Plan”), and as a non-employee director, Mr. Sblendorio will be eligible to receive an annual cash retainer in the amount of $40,000 per year, and additional cash compensation in the amount of $7,500 per year in connection with Mr. Sblendorio’s service as a member of the Compensation Committee of the Board and $5,000 per year in connection with Mr. Sblendorio’s service as a member of the Science and Technology Committee of the Board. The Initial Option will vest as to 33.3% on the first anniversary of the date of grant and as to 1/36th on each monthly anniversary thereafter, subject to continued service through each applicable vesting date. The exercise price per share of the Initial Option is $7.30, which was the fair market value of a share of the Company’s common stock on the grant date. The Company also entered into the Company’s standard indemnification agreement with Mr. Sblendorio. Please see the descriptions of the Company’s standard indemnification agreement and the 2020 Plan contained in the Company’s most recent Proxy Statement for additional information.

There are no arrangements or understandings between Mr. Sblendorio, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Sblendorio was selected as a director of the Company. Mr. Sblendorio is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

4D MOLECULAR THERAPEUTICS, INC.

Date:	January 7, 2026	By:	/s/David Kirn, M.D.
David Kirn, M.D. President and Chief Executive Officer